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                                                                      Exhibit 21

                                Subsidiaries of
                       Millennium Bankshares Corporation

..    Millennium Bank, National Association (Virginia)

          .    Millennium Capital, Inc.(100% owned)(Virginia)

          .    Millennium Residential Funding, L.L.C.(51% owned)(Virginia)

          .    Millennium Wholesale Lending, L.L.C.(51% owned)(Virginia)

          .    Go Lender Direct, L.L.C. (51% owned)(California)

          .    Millennium Sunbelt Mortgage, L.L.C.(51% owned)(Nevada)

..    Millennium Brokerage Services, Inc.(Virginia)

..    Millennium e-Banking Solutions, L.L.C.(Virginia)

..    Millennium Insurance Services, Inc.(Virginia)

..    Millennium Capital Trust I